UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 2, 2010

SouthWest Water Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, CA 90017-3782
(Address of principal executive offices) (Zip Code)

(213) 929-1800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On March 2, 2010, SouthWest Water Company (the “Company”) and Bank of America, N.A, as Administrative Agent, entered into Amendment No. 6 to the Amended and Restated Credit Agreement dated as of February 15, 2008, among the Company, the Lenders described therein and the Administrative Agent.  Absent a waiver and consent of the Required Lenders (as defined in the Credit Agreement), the Company’s execution of the Agreement and Plan of Merger dated March 2, 2010, with SW Merger Acquisition Corp. and SW Merger Sub Corp. (the “Merger Agreement”), would have resulted in a default under the Credit Agreement.  Pursuant to the amendment, in return for the Company (i) agreeing to a covenant that, without the consent of the Required Lenders, it would not amend, change, supplement, restate or otherwise modify the Merger Agreement in ways that would be materially adverse to the Company or the lenders or that would restrict or impair the ability of the Company or its subsidiaries from conducting their respective businesses in all material respects in the ordinary course consistent with past practice, and (ii) paying an amendment fee of $100,000, the Required Lenders agreed to waive the default that would have resulted from the execution and delivery of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY (Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General Counsel and Corporate Secretary
Date:	March 8, 2010